EXHIBIT 99.1

Contact: The Foristall Company, Inc. Thomas F. Curtin Tel: (610)398-3022 Fax: (610)530-7781 email:foristal@aol.com	Company: Michael J. Fitzpatrick Chief Financial Officer OceanFirst Financial Corp. Tel: (732)240-4500, ext. 7506 Fax: (732)349-5070 email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES INCREASE IN

QUARTERLY EARNINGS PER SHARE,

AND CONTINUATION OF

QUARTERLY DIVIDEND

TOMS RIVER, NEW JERSEY, July 24, 2003—OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced diluted earnings per share for the quarter ended June 30, 2003 of $.38, an increase over the $.37 per diluted share for the same prior year quarter. For the six months ended June 30, 2003 diluted earnings per share increased to $.78 from $.73 for the corresponding prior year period. The Company also announced that its Board of Directors had declared a regular quarterly cash dividend of $.20 per share—covering the three month period ended June 30, 2003—to be paid on August 15, 2003, to shareholders of record on August 1, 2003.

In making today’s announcement John R. Garbarino, Chairman, President and Chief Executive Officer said, “Net income for the three months ended June 30, 2003 was again adversely affected by an impairment to the loan servicing asset caused by the low rate environment and unparalleled prepayment activity. Despite this setback, we continue to effectively execute our basic business strategy of growing commercial loans and core deposits, increasing non-interest revenue and managing excess capital. Even with the prolonged period of historically low interest rates, high prepayment levels, and an active common stock repurchase program, our net interest margin has declined only 3 basis points over the past year as the Company has successfully grown commercial loans and core deposits. At the same time, the Company continues to derive significant benefit from growth in fees and service charges, up 31.2% from the second quarter of 2002. Finally, the cash dividend, along with our ongoing stock repurchase programs reflects management’s continuing strong commitment to leveraging the organization’s capital.”

Results of Operations

Net interest income for the three months ended June 30, 2003 increased to $14.9 million as compared to $14.7 million in the same prior year period. For the six months ended June 30, 2003 and 2002 net interest income was unchanged at $30.3 million for each period. For each period in 2003, interest-earning assets increased while the net interest margin declined nominally as compared to the same prior year periods. The net interest margin decreased to 3.59% and 3.66%, respectively, for the three and six months ended June 30, 2003 from 3.62% and 3.69%, respectively, in the same prior year periods. The yield on interest-earning assets decreased to 5.86% and 6.01%, respectively, as compared to 6.63% and 6.72%, respectively, for the same prior year periods. Despite this decline, which was reflective of the general interest rate environment, the asset yield still benefited from the Bank’s loan growth which was partly funded by prepayments in the lower-yielding mortgage-backed securities portfolio. For the three and six months ended June 30, 2003 loans receivable represented 84.8% of average interest-earning assets as compared to 81.6% and 81.1%, respectively, for the same prior year periods. The cost of interest-bearing liabilities decreased to 2.52% and 2.61%, respectively for the three and six months ended June 30, 2003, as compared to 3.32% and 3.34%, respectively, in the same prior year periods. Funding costs benefited from the Company’s focus on lower cost core deposit growth. Core deposits (including non-interest-bearing deposits) represented 63.5% and 62.2%, respectively, of average deposits for the three and six months ended June 30, 2003 as compared to 55.1% and 53.9%, respectively, for the same prior year periods.

Other income increased to $3.8 million and $7.5 million for the three and six months ended June 30, 2003, respectively, from $3.1 and $5.5 million, respectively, in the same prior year periods. Fees and service charges increased by $485,000, or 31.2%, and $873,000, or 29.2%, for the three and six months ended June 30, 2003, respectively, as compared to the same prior year periods due to the growth in commercial account services, retail core account balances and trust fees, and the establishment of a captive subsidiary to recognize fee income from private mortgage reinsurance. For the three and six months ended June 30, 2003 the Company recorded gains of $2.9 million and $5.4 million on the sale of loans and securities, as compared to gains of $1.1 million and $1.5 million in the same prior year periods. For the six months ended June 30, 2003, the gain on sales of loans and securities includes a gain of $323,000 on the sale of equity securities. Loan servicing income for the three and six months ended June 30, 2003, was adversely effected by the recognition of impairments to the loan servicing asset of $1.2 million and $2.2 million, respectively. For the six months ended June 30, 2002, the Company recognized an impairment to the loan servicing asset of $144,000.

Operating expenses amounted to $10.8 million and $21.4 million for the three and six months ended June 30, 2003, respectively, as compared to $9.8 million and $19.7 million, respectively, for the corresponding prior year periods. The increase was principally due to the costs associated with the opening of the Bank’s seventeenth branch office in May 2002, as well as higher loan related expenses.

Financial Condition

Loans receivable net, decreased by $1.3 million at June 30, 2003 as compared to December 31, 2002 as commercial loan growth was offset by reductions in 1-4 family mortgage loans due to sale activity. Commercial loans outstanding increased $22.7 million, or 20.6% on an annualized basis.

Deposits decreased to $1,170.5 million at June 30, 2003 from $1,184.8 million at December 31, 2002. Core deposits, however, the Company’s primary focus, grew $50.6 million while certificate balances declined in the low interest rate environment.

Stockholders’ equity decreased by $516,000 to $134.8 million at June 30, 2003 as compared to $135.3 million at December 31, 2002. For the year-to-date, 510,152 common shares were repurchased at a total cost of $11.4 million. Under the 10% repurchase program authorized by the Board of Directors in August 2002, 439,683 shares remain to be purchased as of June 30, 2003. The cost of share repurchases was partly offset by proceeds from stock option exercises and the related tax benefits.

Asset Quality

The Company’s non-performing assets totaled $2.6 million at June 30, 2003 as compared to $2.8 million at December 31, 2002. For the six months ended June 30, 2003, the Company experienced a net recovery of $62,000 through the allowance for loan losses.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $1.8 billion in assets and seventeen branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available at no charge by visiting us on the worldwide web at  http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	June 30,	December 31,	June 30,
	2003	2002	2002
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$42,009	$17,192	$32,306
Investment securities available for sale	78,306	91,978	79,423
Federal Home Loan Bank of New York stock, at cost	19,050	18,700	20,115
Mortgage-backed securities available for sale	132,699	138,657	177,905
Loans receivable, net	1,334,586	1,335,898	1,314,316
Mortgage loans held for sale	79,681	66,626	17,871
Interest and dividends receivable	6,605	6,378	8,303
Real estate owned, net	—	141	477
Premises and equipment, net	17,153	17,708	17,998
Servicing asset	6,171	7,907	8,983
Bank Owned Life Insurance	33,198	32,398	31,220
Other assets	11,378	10,115	8,344

Total assets	$1,760,836	$1,743,698	$1,717,261

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$1,170,531	$1,184,836	$1,162,055
Securities sold under agreements to repurchase with retail customers	53,143	44,584	36,717
Securities sold under agreements to repurchase with the Federal Home Loan Bank	115,000	140,000	155,000
Federal Home Loan Bank advances	266,000	214,000	199,000
Advances by borrowers for taxes and insurance	7,266	5,952	6,644
Other liabilities	14,107	19,021	13,533

Total liabilities	1,626,047	1,608,393	1,572,949

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 13,614,900, 13,757,880 and 14,306,021 shares outstanding at June 30, 2003, December 31, 2002 and June 30, 2002, respectively	272	272	272
Additional paid-in capital	187,308	184,934	183,197
Retained earnings	146,430	142,224	137,412
Accumulated other comprehensive loss	(4,142)	(3,201)	(1,016)
Less: Unallocated common stock held by
Employee Stock Ownership Plan	(10,579)	(11,248)	(11,955)
Treasury stock, 13,562,472, 13,419,492 and 12,871,351
shares at June 30, 2003, December 31, 2002 and
June 30, 2002, respectively	(184,500)	(177,676)	(163,598)

Total stockholders’ equity	134,789	135,305	144,312

Total liabilities and stockholders’ equity	$1,760,836	$1,743,698	$1,717,261

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months		For the six months
	ended June 30		ended June 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
Interest income:
Loans	$22,153	$23,374	$44,899	$47,230
Mortgage-backed securities	1,386	2,607	2,822	5,705
Investment securities and other	774	888	2,021	2,348

Total interest income	24,313	26,869	49,742	55,283

Interest expense:
Deposits	4,438	7,258	9,672	14,642
Borrowed funds	4,974	4,948	9,782	10,310

Total interest expense	9,412	12,206	19,454	24,952

Net interest income	14,901	14,663	30,288	30,331
Provision for loan losses	250	375	625	875

Net interest income after provision for loan losses	14,651	14,288	29,663	29,456

Other income:
Loan servicing loss	(1,497)	(85)	(2,688)	(44)
Fees and service charges	2,041	1,556	3,866	2,993
Net gain on sales of loans and securities available for sale	2,898	1,114	5,402	1,508
Net (loss) income from other real estate operations	(2)	55	109	74
Other	387	466	818	1,000

Total other income	3,827	3,106	7,507	5,531

Operating expenses:
Compensation and employee benefits	5,028	4,997	10,120	10,259
Occupancy	875	798	1,811	1,590
Equipment	585	575	1,176	1,118
Marketing	548	433	969	857
Federal deposit insurance	140	124	233	250
Data processing	817	726	1,532	1,313
General and administrative	2,822	2,157	5,589	4,301

Total operating expenses	10,815	9,810	21,430	19,688

Income before provision for income taxes	7,663	7,584	15,740	15,299
Provision for income taxes	2,716	2,448	5,544	5,114

Net income	$4,947	$5,136	$10,196	$10,185

Basic earnings per share	$0.40	$0.40	$0.82	$0.78

Diluted earnings per share	$0.38	$0.37	$0.78	$0.73

Average basic shares outstanding	12,420	12,960	12,431	13,049

Average diluted shares outstanding	13,075	13,904	13,080	13,900

Cash earnings (1)	$5,749	$5,938	$11,758	$11,734

Diluted cash earnings per share	$0.44	$0.43	$0.90	$0.84

(1)	Cash earnings are determined by adding (net of taxes) to reported earnings the non-cash expenses stemming from the amortization and appreciation of allocated shares in the company’s stock-related benefit plans and the amortization of intangible assets.

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At June 30, 2003	At December 31, 2002	At June 30, 2002
STOCKHOLDERS’ EQUITY
Stockholders’ equity to total assets	7.65%	7.76%	8.40%
Common shares outstanding (in thousands)	13,615	13,758	14,306
Stockholders’ equity per common share	$9.90	$9.83	$10,09
Tangible stockholders’ equity per common share	9.79	9.72	9.97

ASSET QUALITY
Allowance for loan losses	$10,760	$10,074	$8,832
Nonperforming loans	2,603	2,688	3,289
Nonperforming assets	2,603	2,829	3,766
Allowance for loan losses as a percent of total loans receivable	0.76%	0.71%	0.66%
Allowance for loan losses as a percent of nonperforming loans	413.37	374.78	268.53
Nonperforming loans as a percent of total loans receivable	0.18	0.19	0.25
Nonperforming assets as a percent of total assets	0.15	0.16	0.22

	For the three months ended June 30		For the six months ended June 30
	2003	2002	2003	2002
PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets	1.13%	1.21%	1.17%	1.18%
Return on average stockholders’ equity	14.69	14.52	15.14	14.22
Interest rate spread	3.34	3.31	3.40	3.38
Interest rate margin	3.59	3.62	3.66	3.69
Operating expenses to average assets	2.48	2.30	2.46	2.28
Efficiency ratio	57.75	55.21	56.70	54.90

CASH EARNINGS

Although reported earnings and return on stockholders’ equity are traditional measures of performance, the Company believes that the change in stockholders’ equity or “cash earnings,” and related return measures are also a significant measure of a company’s performance. Cash earnings exclude the effects of various non-cash expenses, such as the employee stock plans amortization expense and related tax benefit, as well as the amortization of intangible assets. The following table reconciles the Company’s net income with cash earnings. The table is a pro forma calculation which is not in accordance with GAAP.

	For the three months ended June 30		For the six months ended June 30
	2003	2002	2003	2002
Net income	$4,947	$5,136	$10,196	$10,185
Add: Employee stock plans amortization expense	902	909	1,762	1,819
Amortization of intangible assets	26	26	52	52
Less: Tax benefit (1)	(126)	(133)	(252)	(322)

Cash earnings	$5,749	$5,938	$11,758	$11,734

Basic cash earnings per share	$.46	$0.46	$.95	$.90

Diluted cash earnings per share	$.44	$0.43	$.90	$.84

(1)	The Company does not receive any tax benefit for that portion of employee stock plan amortization expense relating to the ESOP fair market value adjustment

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At June 30, 2003	At December 31, 2002
Real estate:
One- to four-family	$1,087,926	$1,101,904

Commercial real estate, multi-family and land	156,815	142,726
Construction	13,273	11,079
Consumer	80,541	80,218
Commercial	86,598	77,968

Total loans	1,425,153	1,413,895
Loans in process	(3,066)	(3,531)
Deferred origination costs, net	2,945	2,239
Unearned discount	(5)	(5)
Allowance for loan losses	(10,760)	(10,074)

Total loans, net	1,414,267	1,402,524
Less: mortgage loans held for sale	79,681	66,626

Loans receivable, net	$1,334,586	$1,335,898

Loans serviced for others	$713,734	$680,165
Loan pipeline	407,877	307,662

	For the three months ended		For the six months ended
	June 30		June 30
	2003	2002	2003	2002
Loan originations	$322,131	$199,562	$598,993	$416,330
Loans sold	167,575	101,120	317,549	213,286

DEPOSITS

	At June 30, 2003	At December 31, 2002
Type of Account

Non-interest bearing	$ 105,795	$ 86,290
NOW	260,027	260,762
Money market deposit	133,583	123,960
Savings	257,189	234,995
Time deposits	413,937	478,829

	$1,170,531	$1,184,836

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE QUARTERS ENDED JUNE 30,
	2003			2002
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short term investments	$14,987	$43	1.15%	$5,402	$14	1.00%
Investment securities	87,285	478	2.19	86,435	610	2.82
FHLB stock	19,314	253	5.24	20,695	264	5.10
Mortgage-backed securities	131,389	1,386	4.22	185,582	2,607	5.62
Loans receivable, net (1)	1,406,405	22,153	6.30	1,323,388	23,374	7.06

Total interest-earning assets	1,659,380	24,313	5.86	1,621,502	26,869	6.63

Non-interest earning assets	85,370			83,142

Total assets	$1,744,750			$1,704,644

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$640,137	1,267.79		553,590	2,233	1.61
Time deposits	426,176	3,171	2.98	516,433	5,025	3.89

Total	1,066,313	4,438	1.66	1,070,023	7,258	2.71
Borrowed funds	428,576	4,974	4.64	401,895	4,948	4.92

Total interest-bearing liabilities	1,494,889	9,412	2.52	1,471,918	12,206	3.32

Non-interest-bearing deposits	101,328			79,080
Non-interest bearing liabilities	13,817			12,193

Total liabilities	1,610,034			1,563,191
Stockholders’ equity	134,716			141,453

Total liabilities and stockholders’ equity	$1,744,750			$1,704,644

Net interest income		$14,901			$14,663

Net interest rate spread (2)			3.34%			3.31%

Net interest margin (3)			3.59%			3.62%

	FOR THE SIX MONTHS ENDED JUNE 30,
	2003			2002
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short term investments	$14,388	$83	1.15%	$4,010	$20	1.00%
Investment securities	91,118	1,431	3.14	86,129	1,806	4.19
FHLB stock	19,212	507	5.28	22,200	522	4.70
Mortgage-backed securities	126,789	2,822	4.45	199,122	5,705	5.73
Loans receivable, net (1)	1,404,249	44,899	6.39	1,334,417	47,230	7.08

Total interest-earning assets	1,655,756	49,742	6.01	1,645,878	55,283	6.72

Non-interest earning assets	83,107			82,191

Total assets	$1,738,863			$1,728,069

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$635,271	2,838.89		531,859	4,250	1.60
Time deposits	442,951	6,834	3.09	520,535	10,392	3.99

Total	1,078,222	9,672	1.79	1,052,394	14,642	2.78
Borrowed funds	414,729	9,782	4.72	443,241	10,310	4.65

Total interest-bearing liabilities	1,492,951	19,454	2.61	1,495,635	24,952	3.34

Non-interest-bearing deposits	94,737			75,858
Non-interest bearing liabilities	16,497			13,373

Total liabilities	1,604,185			1,584,866
Stockholders’ equity	134,678			143,203

Total liabilities and stockholders’ equity	$1,738,863			$1,728,069

Net interest income		$30,288			$30,331

Net interest rate spread (2)			3.40%			3.38%

Net interest margin (3)			3.66%			3.69%

(1)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(2)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average interest-earning assets.